UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2012

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 E. 22nd Street Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 12, 2012, Pernix Group, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (“Annual Meeting”). Each proposal subject to a vote at the Annual Meeting was described in detail in the Company's 2012 Proxy Statement. With respect to each of the proposals the Company's stockholders voted as indicated below.

1.       Election of Directors (Proposal 1): Stockholders re-elected each of the following:

Director Name	For	Against	Abstentions	Broker Non-votes

Ralph Beck	9,137,121	0	0	172,061
Jeffrey Adams	9,137,121	0	0	172,061
Trudy Clark	9,137,121	0	0	172,061
Max Engler	9,137,121	0	0	172,061
Ibrahim M. Ibrahim	9,137,121	0	0	172,061
Carl Smith	9,137,121	0	0	172,061
Nidal Zayed	9,137,121	0	0	172,061

2.       Independent Auditor of Record (Proposal 2): Stockholders ratified the Audit Committee's appointment of Reznick Group, P.C. as the Company's independent registered public accounting firm for 2012.

For	Against	Abstentions
9,152,043	0	0

3.       Extension of Approval Period for Quasi-Reorganization (Proposal 3): Stockholders approved the extension of the approval period for implementation of a quasi-reorganization to be effected on or before December 31, 2013.

For	Against	Abstentions
9,137,121	0	0

4.       Long Term Incentive Plan (Proposal 4): Stockholders approved the Long Term Incentive Plan for non-employee Directors and Consultants effective January 1, 2013.

For	Against	Abstentions
9,137,121	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

By:	/s/ Gregg D. Pollack
Gregg D. Pollack
Vice President — Administration and Chief Financial Officer

By:	/s/ Carol J. Groeber
Carol J. Groeber
Corporate Controller and Principal Accounting Officer

Dated:  November 14, 2012